As filed with the Securities and Exchange Commission June 13, 2002
File  No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SPORTS TACK, INC.
             (Exact name of registrant as specified in its charter)

                           NEVADA                    88-0453352
             (State or Other Jurisdiction of       (IRS Employer
             Incorporation or Organization)      Identification No.)

                              3250 PLATTE RIVER CT.
                                RENO,  NV  89503
                                  775-747-6398
         (Address and telephone number of registrant's principal offices)

                                   KIM FARRAN
                              3250 PLATTE RIVER CT.
                                 RENO, NV  89503
                                  775-747-6398
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                            CLETHA A. WALSTRAND, P.C.
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  x  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                  CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be      Proposed offering  Proposed maximum     Amount of
of securities to      registered        price per share    aggregate offering   registration
be registered                                              price                fee


Common Stock. . . .  1,500,000 shares   $0.10 per share    $    150,000          $    13.80


     The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject  to  completion  ---_____________,  2002
PROSPECTUS

                       $75,000 MINIMUM / $150,000 MAXIMUM
                                SPORTS TACK, INC.
                                  COMMON STOCK

     This is Sports Tack's initial public offering. We are offering a minimum of 750,000 shares and a maximum of 1,500,000 shares of common stock. The public offering price is $0.10 per share. No public market currently exists for our shares. We are a development stage company without any history of profitable operations.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The shares are offered on a "minimum/maximum, best efforts" basis directly through our officer and director, Mr. Kim Farran. No commission or other compensation related to the sale of the shares will be paid to our officer or director. The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.


           Price to Public   Commissions   Proceeds to Company
Per Share  $           0.10  $        -0-  $               0.10

Minimum .  $         75,000  $        -0-  $             75,000
Maximum .  $        150,000  $        -0-  $            150,000


                  The date of this Prospectus is June 13, 2002

                               PROSPECTUS SUMMARY

ABOUT  OUR  COMPANY

     We were formed as a Nevada corporation on December 14, 1999 as Sports Tack, Inc. We are in the business of developing and marketing the Leverage System binding for snowboards, wakeboards and kite boards. We have received a patent on our LS binding and we are currently marketing a retrofit step-in binding system. We are also developing a complete stand alone binding for similar applications. Our major focus is on the snowboard market, however, our products are also used in the wakeboard and kite board markets.

     We will be competing with a broad range of companies who provide similar products including global, national, regional and local businesses. The competition is highly fragmented with many small players dominated by several large competitors. Some of our significant competitors include Burton, Atomic, Salomon, K-2, Head, Rossignol and Elan in the snowboard binding market and Liquid Force, Nice, Litewave Designs, Wet Dawg, Doyle, O'Brien, and Solbound in the wake and kite board markets.

     We have commenced only limited operations and are considered a development stage company. Since our inception on December 14, 1999 through December 31, 2001, we realized net losses of $10,123 and $21,633 as of March 31, 2002 and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern.

     We are offering a minimum of 750,000 and a maximum of 1,500,000 shares. Upon completion of the offering, we will have 1,900,000 shares outstanding if we sell the minimum and 2,650,000 shares outstanding if we sell the maximum number of shares. We will realize $75,000 if we raise the minimum and $150,000 if we raise the maximum amount of the offering. We anticipate our expenses related to the offering to be approximately $20,000. We will use the proceeds from the offering to implement our business plan. We need to raise at least the minimum offering amount from this offering so we can continue operations and implement our business plan for the next twelve months. We believe that with the minimum net offering proceeds amount of $55,000, we can fund advertising campaigns aimed at increasing sales, continue product development and cover our startup costs over the next year.

     Upon completion of this offering, our current shareholders will own 60.53% of the stock if the minimum is raised and 43.40% of the stock if the maximum is raised. This means that our current shareholders will be able to elect directors and control the future course of Sports Tack if less than the maximum is raised.

     Our principal executive offices are located at 3250 Platte River Ct., Reno, NV 89503. Our telephone number is 775-747-6398.

                                  RISK FACTORS

     Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     BECAUSE WE ARE A NEW BUSINESS AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFIT, AN INVESTMENT IN OUR COMPANY IS RISKY. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. Since our inception on December 14, 1999, we have had no revenue and a net loss of $10,123 for the period December 14, 1999, our inception, through December 31, 2001 and a net loss of $21,633 since our inception through March 31, 2002. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

     IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, IT IS UNLIKELY WE CAN CONTINUE OPERATIONS. As of December 31, 2001, we had assets of $36,837 and current liabilities of $4,000 and as of March 31, 2002, we had assets of $25,327 and current liabilities of $4,000. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan. We have not generated any revenue. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost. These factors raise substantial doubt about our ability to continue as a going concern.

     IF OUR DEVELOPMENT AND MARKETING COSTS EXCEED OUR ESTIMATES, IT MAY IMPACT OUR ABILITY TO CONTINUE OPERATIONS. We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that we may need to purchase additional equipment or that our startup costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.

     WE MAY NOT BE ABLE TO COMPETE IN THE MARKET BECAUSE WE LACK EXPERIENCE AND HAVE LIMITED FUNDS. The majority of our competitors have greater financial and other resources than we do. Our competitors may also have a history of successful operations and an established reputation within the industry. Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

     IF WE LOSE THE SERVICES OF MR. GARY JOHNSON, IT IS UNLIKELY THAT OUR BUSINESS COULD CONTINUE. Sports Tack is in the development stage and requires the services of our executive officer to become established. Mr. Johnson is the inventor of our product and we depend on him to further develop additional products. We have no employment agreement with Mr. Johnson. If we lose the services of Mr. Johnson, it is questionable we will be able to find a replacement and it is likely our business will fail.

     OUR INTELLECTUAL PROPERTY COULD BE MISAPPROPRIATED AND USED BY COMPETITORS. Although we have patented our technology, we cannot assure these measures will be sufficient to prevent misappropriation of our intellectual property or to deter independent third-party development of similar products. We cannot assure that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. Any claims or resultant litigation could subject us to significant liability for damages and could result in invalidation of our property rights and, even if not meritorious, could be time consuming and expensive to defend and could result in the diversion of management time and attention. Any of these events could impact our business, causing additional cost to protect our intellectual property or to defend against claims.

     IF WE ARE SUBJECT TO A PRODUCT LIABILITY CLAIM WE COULD INCUR EXCESSIVE EXPENSE THAT MAY SERIOUSLY IMPACT OUR ABILITY TO CONTINUE BUSINESS. Our products are often used in relatively high-risk recreational settings. Consequently, we are exposed to the risk of product liability claims in the event that users of our products are injured in connection with such use. In many cases, users of our products may engage in imprudent or even reckless behavior while using such products, thereby increasing the risk of injury. We intend to maintain product liability, general liability and excess liability insurance coverage. There can be no assurance that such coverages will be available on acceptable terms, or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our financial condition and results of operations.

     BECAUSE  OUR  BUSINESS  TENDS  TO  BE  SEASONAL  IN NATURE OUR REVENUES ARE
EXPECTED TO BE LOWER AT CERTAIN TIMES OF THE YEAR. Snowboarding is traditionally a winter sport and our sales are concentrated in the northern hemisphere. We expect our sales to predominantly occur in what is traditionally the quarters ending September 30 and December 31. Since much of our operating expenses are fixed in nature and will now be budgeted based on higher third and fourth quarter net sales, a decline in net sales relative to internal expectations would have a significant adverse effect on results of operations. Because relatively lower net sales are to be realized in the quarters ending March 31 and June 30 of each year, we expect to incur operating losses in such quarters for the foreseeable future. Apart from seasonal factors, demand for our products fluctuates in response to consumer buying patterns, weather conditions, discretionary spending habits, general economic conditions in the United States and abroad, product supply fluctuations in the United States and abroad and other factors. In addition to seasonal fluctuations, our operating results may fluctuate from quarter to quarter as a result of the timing of order shipments, new product introductions and new retailer openings. Furthermore, our gross margins will fluctuate with product mix, the timing of product price adjustments, the mix of international and domestic sales and in-house production cost fluctuations. Our operating results for any interim period may not be indicative of the results for the entire year.

     IN ORDER TO BE SUCCESSFUL WE DEPEND ON CONTINUED GROWTH OF THE SNOWBOARD, WAKEBOARD AND KITE BOARD MARKETS. Our current product offerings consist solely of snowboard, wakeboard and kite board bindings. As a result of this concentration, our future success will depend in large part on the continued growth of these markets. Snowboarding is a relatively new sport, and there can be no assurance that the sport will continue to grow at the rate experienced in recent years, or that its popularity will not decline. Moreover, the market for snowboards is characterized largely by image-conscious, brand-driven younger consumers, and our future success depends on our ability to regularly update our products and maintain a progressive, cutting-edge image. Any failure to accurately predict and target future trends or to maintain a progressive image could have a material adverse effect on its results of operations.

     OUR BUSINESS IS IN A RAPIDLY CHANGING INDUSTRY AND IF WE DO NOT KEEP PACE WITH NEW TECHNOLOGY, WE MAY NOT BE ABLE TO COMPETE AND KEEP OUR CUSTOMERS. The industry in which we operate is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product innovations. We cannot guarantee that we will be able to keep pace with industry changes or that any product or service developments or enhancements will achieve or sustain market acceptance.

     WE  LACK  CLIENT  CONTRACTS  AND  NEED  TO  EXPAND  OUR MARKETING AND SALES
EFFORTS. Our target market is buyers of snowboards and wakeboards, typically males in their teens, twenties or thirties. Our lack of client contracts reduces the predictability of our revenues. Our biggest hurdle is how to get new consumers to try our products. We need the proceeds from this offering to expand our marketing and advertising efforts in order to obtain more customers.

     IF WE FAIL TO MEET CLIENT EXPECTATIONS WE COULD SUFFER LOSSES AND NEGATIVE PUBLICITY. Our consumers will expect our products to be superior in quality and function to other similar products. Any errors or defects in these products or a failure to meet consumer expectations could result in:

     *     delayed  or  lost  revenues  due  to  adverse  client  reaction;

     * negative publicity regarding us and our products that could adversely affect our ability to attract or retain consumers; and

     * claims for substantial damages against us, regardless of our responsibility for any damages.

     IT IS LIKELY OUR STOCK WILL BECOME SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE
OF  OUR  STOCK.   A  penny  stock  is  generally  a  stock  that

     -  is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -  is  listed  in  "pink  sheets"  or  on  the  NASD  OTC  Bulletin  Board,

     -  has  a  price  per  share  of  less  than  $5.00  and

     -  is  issued  by  a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -  determination  of  the  purchaser's  investment  suitability,

     -  delivery  of  certain  information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

     A market for our stock may never develop and you would not have the ability to sell your stock publicly.

     SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. Upon completion of the offering, we will have 1,900,000 shares outstanding, including 750,000 shares that are freely tradable if we sell the minimum and we will have 2,650,000 shares outstanding, including 1,500,000 shares that are freely tradable if we sell the maximum and 1,150,000 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

                           FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                          DILUTION AND COMPARATIVE DATA

     As of December 31, 2001, we had a net tangible book value, which is the total tangible assets less total liabilities, of $18,973 or approximately $0.0165 per share. As of March 31, 2002, we had a net tangible book value of $7,463 or approximately $0.0066 per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after March 31, 2002, except the sale of the minimum and maximum number of shares offered.


                                              ASSUMING MINIMUM    ASSUMING MAXIMUM
                                              SHARES SOLD         SHARES SOLD

Shares Outstanding. . . . . . . . . . . . .          1,900,000           2,650,000

Public offering proceeds
at $0.10 per share. . . . . . . . . . . . .  $          75,000   $         150,000

Net offering proceeds after
Expenses. . . . . . . . . . . . . . . . . .  $          55,000   $         130,000

Net tangible book value
before offering
Per share . . . . . . . . . . . . . . . . .  $          0.0066   $          0.0066

Pro forma net tangible
book value after offering                    $          62,463   $         137,463
Per share . . . . . . . . . . . . . . . . .  $          0.0328   $          0.0518

Increase attributable to purchase of shares
by new investors . . . . . . . . . . . . .   $          0.0262   $          0.0452

Dilution per share to new investors . . . .  $          0.0672   $          0.0482

Percent dilution. . . . . . . . . . . . . .              67.20%              48.20%


     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, 2001:


                        Shares  Owned             Total  Consideration           Average  Price
                        Number               %    Amount                   %     Per Share

Present Shareholders
  Minimum Offering .    1,150,000        60.53%   $   41,810           35.79%    $   0.036
  Maximum Offering .    1,150,000        43.4%    $   41,810           21.8%     $   0.036
New Investors
  Minimum Offering .      750,000        39.47%   $   75,000           64.21%    $   0.10
  Maximum Offering .    1,500,000        56.60%   $  150,000           78.20%    $   0.10


     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund Sports Tack, but will only own a small percentage of our shares. Investors will have contributed $750,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $41,810 contributed by current shareholders. Further, if the minimum is raised, investors will only own 39.47% of the total shares and if the maximum is raised, investors will own 56.60% of the total shares.

                                USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $20,000 is $55,000 if the minimum and $130,000 if the maximum number of shares is sold.

     The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


Description                       Assuming Sale of   Assuming Sale of
                                  Minimum Offering   Maximum Offering

Total Proceeds . . . . . . . . .  $          75,000  $         150,000
Less Estimated Offering Expenses             20,000             20,000

Net Proceeds Available . . . . .  $          55,000  $         130,000

Use of Net Proceeds

  Salary . . . . . . . . . . . .              7,200              7,200
Advertising, promotions
  and marketing. . . . . . . . .              8,000             18,000
Inventory and packaging. . . . .              5,000              5,000
Insurance. . . . . . . . . . . .              8,000              8,000
Product development. . . . . . .             20,000             20,000
Working capital. . . . . . . . .              6,800             71,800

TOTAL NET PROCEEDS . . . . . . .  $          55,000  $         130,000

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

     Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

     If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. The proceeds will be used as outlined and we do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus.

     Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                         DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                            DESCRIPTION OF BUSINESS

GENERAL

     We were incorporated in the state of Nevada on December 14, 1999 as Sports Tack, Inc. We are in the business of developing the Leverage System binding that is used on snowboards, wakeboards and kite boards. Prior to incorporation, our president, Gary Johnson spent significant time and money in the early research and development of our product. Mr. Johnson was granted a patent on the invention and has assigned the patent to Sports Tack. We intend to market the current product as an aftermarket retrofit step-in binding product that can be easily installed by consumers on snowboards, wakeboards and kite boards. We also intend to pursue development of a complete stand alone product. Our major focus is on the snowboard market, however, our products are also used in the wakeboard and kite board markets.

OUR  BUSINESS

     While the vast majority of snowboarders are young males between the ages of 12 and 24, the snowboard industry is experiencing an increasing percentage of both male and female participants of all ages, including crossover skiers. According to the National Sporting Goods Association (the "NSGA"), there were
5.3 million snowboarders in the U.S. in 2001, up from 4.3 million in 2000, a compound annual growth rate of 22.9%. According to the NSGA, in recent years the snowboard industry has experienced rapid growth, whereas the ski industry has experienced a slight decline.

     The recent growth of snowboarding is attributable in part to the perceived advantages that the sport holds over downhill skiing. Many participants find snowboarding a more desirable sport in part because of its steeper learning curve, allowing the rider to advance more quickly, the elimination of poles and the use of lighter and more comfortable boots and apparel. Snowboarding is also more easily adaptable to a broader range of conditions than skiing because of its wider, single carving platform.

     Tracing its roots to surfing and skateboarding, snowboarding was invented in the late 1970's. The first products available were unsophisticated in design and were made almost entirely by small "backyard" manufacturers. In the early 1990's, snowboard design advanced to higher performance standards and the sport began to attract broader demographic participation.

     The majority of snowboarders continue to be young males, however, the sport is growing in popularity among females and older sports enthusiasts, especially downhill skiers. The sport is now welcome and promoted at nearly all of the ski areas worldwide. Snowboarding made its debut with four full medal events at the 1998 Winter Olympic Games in Nagano, Japan.

     We believe that the growth of snowboarding is attributable in large part to advantages the sport holds over alpine skiing. Many people find that snowboarding not only is more natural and easier to learn than alpine skiing, but also provides a greater degree of excitement over more diverse terrain. For many, snowboarding equipment is also less cumbersome and more comfortable than alpine ski equipment; poles are unnecessary and the boots are softer and lighter than ski boots. Moreover, recent design improvements are making step-in snowboard bindings a more attractive option for crossover skiers and others seeking the functionality and ease of use of alpine ski step-in products.

     We have a patented technology for a binding used in snowboarding, wakeboarding and kiteboarding. We have three fully developed retrofit step-in bindings. One each for snowboards, wakeboards and kite boards.

     A traditional boot and binding for snowboarding is a soft boot with a strap attached to the snowboard. This soft boot enables the snowboarder to easily maneuver the board and offers optimal control. The soft boot has disadvantages. The currently popular bindings used with the soft boots are difficult to attach and unattach, which is necessary to get on and off the ski lift.

     The alternative is a step-in type binding used in downhill skiing. The major disadvantage of the step-in type binding is that it necessitates a hard boot similar to a ski boot. The hard boot compromises the comfort and control of a soft boot preferred by most snowboarders. Another disadvantage is that the snowboarder is not strapped to his board and if the binding releases, the board could continue downhill after detaching.

     Recognizing the advantages of both types of binding mechanisms, Mr. Gary E. Johnson sought to incorporate the advantages of the soft boot maneuverability and comfort with the hard boot and step-in ease of attachment. The result is the Leverage System binding that allows the snowboarder to easily disengage and reengage the boot to the board and still wear the highly preferable soft boot.

     Once the Leverage System was developed for snowboards, Mr. Johnson made the necessary adjustments and modification to produce a product for wakeboards and kite boards as well.

OUR  CONTRACTS

     We currently have a license agreement and contract with Nice Goods, Inc. with regard to our product use for the market areas of wakeboarding and kiteboarding. The agreement is for a global territory and expires on September 22, 2003. The agreement is renewable under the same terms and conditions for up to four consecutive two year periods upon written notice. Under the terms of the agreement, Nice Goods agrees to pay us $5.00 for each unit produced and sold. Further, Nice Goods agrees to pay us a minimum for the first year of 600 units starting in the first wake and kite boarding season ending September 22, 2002. The second season royalty will be a 800 units minimum for the season ending September 22, 2003. The minimum for the option to extend the license for the season 2003-2004 will be set at 1,000 minimum units.

GENERATING  REVENUE

     We intend to generate revenue initially through licensing our product and receiving royalties as in the case with Nice Goods, Inc. We intend to pursue license agreements with companies that already have name recognition in the industries we serve. In addition to royalties, we may simply stock our products at various retail sporting goods outlets. We may also consider using sales representatives to further market our products.

MARKETING

     Estimates of the size of the snowboard market range from 4 to 5 million snowboarders in the United States. Snowboarding is one of the fastest growing winter sports with an estimated three new snowboarders for each new skier. Most buyers of snowboards and wakeboards are males in their teens; twenties or thirties with a growing number of females in the same age range being drawn to the sports.

     Our biggest hurdle will be to get consumers to try our product. We believe we have a superior product and the more exposure we can achieve for our product, the better our chance of success. We will use a three pronged marketing approach:

     1. NATIONAL ADVERTISING. We will place a small ad in Snowboard Magazine. This is the most widely read publication for snowboarders. These ads will target our prospective buyer with a reasonable cost.

     2. PROFESSIONAL ENDORSEMENTS AND PRODUCT DEMONSTRATIONS. Because of the relative newness of snowboarding, many of the premier snowboarders will endorse products for little or no front end money. These people can influence others to buy products. We will aggressively pursue endorsements from premier snowboarders. We will also make our bindings available to potential consumers as a demonstration product whereby the consumer actually uses the product for a day before deciding to purchase.

     3. BOOTHS AT NATIONAL SKI AND SNOWBOARD SHOWS. We intend to capitalize on various ski and snowboard shows held around the nation. We will showcase our products and provide marketing and advertising literature. We hope to attract other companies in our market as potential licensees of our products.

COMPETITION

     The snowboarding business is highly competitive and has relatively few technological or manufacturing barriers to entry. We compete with a number of established manufacturers and distributors whose brand names enjoy recognition. Most of our competitors have significantly greater financial, distribution, advertising and marketing resources than we do. We cannot assure that we will compete successfully in the future.

     There are many manufacturers of snowboards, boots and bindings. There are bindings for hard boots, the step style binding, and bindings for soft boots, the strap in style binding. Most snowboarders prefer the soft boot binding. We believe the ability to retro-fit an existing strap type binding used with soft boots and make it a step-in binding is unique to Sports Tack, thus giving us a competitive advantage.

     There are currently approximately 45 competitors for snowboard bindings. The largest of these competitors being Burton, Elan, Head, K-2, Rossignol, Salomon, Atomic and Volkl. It is possible that any of our competitors could develop a product similar to ours and be more successful at marketing their products by relying on their name recognition in the industry.

     Liquid Force, Nice, Litewave Designs, Wet Dawg, Doyle, O'Brien, and Solbound are some of the major competitors in the wake and kite board markets.

EMPLOYEES

     We do not currently have any employees other than our officers and directors who devote such time as necessary to conduct our business. All of our officers and directors have other employment that may, at times, conflict with our business. At such time as we generate sufficient orders, we will consider hiring necessary employees.

FACILITIES

     Mr. Johnson and Mr. Farran, our directors, both provide office space at no charge. We intend to keep this arrangement until such time as our operations grow beyond our current capacity. Because we outsource all production, we do not require any manufacturing or storage facilities.

LEGAL  PROCEEDINGS

     Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Sports Tack have been threatened.

                                PLAN OF OPERATION

     Should we receive the minimum offering of $75,000, we will realize net proceeds of $55,000. This amount will enable us to implement a marketing program, continue product development and provide us with sufficient working capital to continue operations for a period of twelve months. Should we receive the maximum amount of the offering, we will realize net proceeds of $130,000. This amount will enable us to expand our marketing and advertising and pursue research and development of a stand alone binding product. We anticipate that with the maximum offering amount, we can continue our operations for a period of twelve months.

     Upon receipt of the proceeds of this offering, we will initiate our marketing and advertising plan by placing ads in industry publications and magazines. We will initiate contact with industry professionals and design and fabricate our promotional booth. We will also establish a small inventory of product, purchase insurance and pay our president a salary. If we raise the maximum amount of the offering we will also use funds to complete development of our stand alone binding and purchase the required molds.

     We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. We believe we have reserved sufficient working capital to cover any unexpected expenses.

     If we are unable to raise the offering amount, it will be necessary for us to find additional funding in order to implement our operating plan. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                                   MANAGEMENT

     Our  business  will  be  managed  by  our  officer  and  director.


NAME             AGE              POSITION                   SINCE
--------------   ---  ---------------------------------  -------------

Gary E. Johnson   42  President and Director             December 1999

Ann L. Johnson.   40  Secretary, Treasurer and Director  December 1999

Kim Farran. . .   48  Vice President and Director        December 1999


     The  following  is  a  brief  biography  of  our  officer  and  director.

     GARY E. JOHNSON, PRESIDENT AND DIRECTOR. In 1993, Mr. Johnson began working for Carbide Products Co., Inc. where he is currently Vice President of Operations. Mr. Johnson's duties include but are not limited to original equipment manufacturing, research and development, various machine operations, machine repairs and customer service. In addition, Mr. Johnson is responsible for managing and supervising a full staff of machinists.

     ANN L. JOHNSON, SECRETARY, TREASURER AND DIRECTOR. In 1995, Ms. Johnson joined Carbide Products Co., Inc., as Marketing Manager where she is still currently employed. Ms. Johnson's current duties include but are not limited to customer service, taking phone orders, answering questions, shipping and receiving, accounts receivable, payroll, month balancing, checking account deposits, balancing the credit card machine and running the office.

     KIM FARRAN, VICE PRESIDENT AND DIRECTOR. Mr. Farran has been employed by the City of Reno, Nevada as a firefighter since 1996.

                                  COMPENSATION

     There are no formal employment arrangements in place with any of our officers and directors. We have agreed to pay Mr. Johnson a salary of $600 per month or 5% of gross sales, whichever is higher. Mr. Johnson will receive $600 per month for up to $7,200 from the use of these proceeds. After that, Mr. Johnson will only receive salary if revenues permit. We do not anticipate formalizing this arrangement and do not have any preliminary agreements or understandings that would change the terms of compensation during the course of the year. At such time as we generate sufficient revenue, we will consider entering formal employment agreements with our officers and directors.

     We have agreed to compensate each director the amount of $200 per board meeting attended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gary E. Johnson and Ann L. Johnson are husband and wife. Kim Farran is the brother of Ann L. Johnson.

     Kim Farran has agreed to provide space for our primary office in Nevada at no charge to us until we begin product sales. Gary E. Johnson has agreed to provide space for a satellite office in California at no change until we begin product sales.

     On January 8, 2001, we loaned $5,000 to Stan Stilwell, a past director, on an unsecured promissory note. The note was due January 8, 2002 with interest at the rate of 12% per annum. The note has since been paid in full per the terms of the agreement.

     One June 27, 2001, we loaned another $8,000 to Stan Stilwell, a past director, on an unsecured promissory note. The note is due on June 27, 2002 with interest at the rate of 12% per annum. The note has since been paid in full prior to the due date.

     We have paid Stan Stilwell, a former director consulting services as follows:

          $2,400  for  the  year  ended  December  31,  2000

          $5,000 for the year ended December 31, 2001 of which $4,000 is included in accounts payable.

     We  also  reimbursed  Mr.  Stilwell  $600  for the period December 14, 1999
(inception)  through  December  31,  1999  for  incorporation  fees.

                                PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 750,000 shares should we sell the minimum amount and 1,500,000 should we sell maximum number of shares.

The  table  includes:
     each person known to us to be the beneficial owner of more than five percent of the outstanding shares each  director  of  Sports  Tack
     each  named  executive  officer  of  Sports  Tack


                              # of Shares
                              Beneficially  % Before   % After   % After
Name & Address                Owned         Offering   Minimum   Maximum

Gary E. Johnson (1)(2)
22711 Western Avenue
Torrence, CA  90501. . . . .       500,000     43.48%    26.32%    18.87%

Ann L. Johnson (1)(2)
22711 Western Avenue
Torrence, CA  90501. . . . .       500,000     43.48%    26.32%    18.87%

Kim Farran (1)
3250 Platte River Ct.
Reno,  NV  89503 . . . . . .       250,000     21.74%    13.16%     9.43%

David L. Dorton
10623 N. Jerling Drive
Highland, UT  84003. . . . .       100,000       8.7%     5.26%     3.77%

Fredric L. Jones
#3 Kings Court
Park City, UT  84060 . . . .       100,000       8.7%     5.26%     3.77%

Stephen J. Nicolatus
2466 E. 1300 S.
Salt Lake City, UT  84108. .       100,000       8.7%     5.26%     3.77%

Stephen B. Utley
7666 Keswick Road
Sandy,  UT  84093. . . . . .       100,000       8.7%     5.26%     3.77%


All directors and executive
 officers as a group
(1 person) . . . . . . . . .       750,000     65.22%    39.47%     28.3%

     (1)  Officer  and/or  director.

     (2) Gary E. and Ann L. Johnson are husband and wife and are both considered to have beneficial ownership of the 500,000 shares held in the name of Gary E. Johnson.

                          DESCRIPTION OF THE SECURITIES

COMMON  STOCK

     We are authorized to issue up to 25,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 1,150,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER  AGENT

     Pacific Stock Transfer, 500 East Warmsprings Road, Suite 240, Las Vegas, NV 89119.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 1,150,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 750,000 shares will be freely tradable if the minimum is sold and 1,500,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 1,150,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     We have six shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers. At some time in the future, a market maker may make application for listing our shares.

     Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our officers and directors. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

     Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION

     We are offering a minimum of 750,000 shares and a maximum of 1,500,000 shares on a best efforts basis directly to the public through our officer and director, Mr. Kim Farran. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Escrow Specialists Sports Tack, Inc. Escrow Account.

     Until the minimum 750,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405. In the event that 750,000 shares are not sold during the 90 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest. If 750,000 shares are sold, we may either continue the offering for the remainder of the selling period or close the offering at any time.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officer and director who performs substantial duties for Sports Tack unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

     Our  officer  and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Mr. Kim Farran meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15.

     Mr. Farran has no preliminary plans, intentions or arrangements to buy securities in the offering in order to reach the minimum.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Sports Tack by Cletha A. Walstrand, P.C., Salt Lake City, Utah.

                                     EXPERTS

     The financial statements of Sports Tack as of December 31, 2001, appearing in this prospectus and registration statement have been audited by Stark Winter Schenkein & Co., LLP as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Stark Winter Schenkein & Co., LLP as experts in accounting and auditing.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Sports Tack. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.


                          INDEX TO FINANCIAL STATEMENTS

                                SPORTS TACK, INC.
                          (A Development Stage Company)


                                                                    Page
Independent Auditors' Report . . . . . . . . . . . . . . . . . . .  18

Balance Sheet, December 31, 2001 . . . . . . . . . . . . . . . . .  19

Statements of Operations, For the Year Ended
December 31, 2001 and December 31, 2000 and for the Period
December 14, 1999 (inception) Through December 31, 2001. . . . . .  20

Statement of Stockholders' Equity     (Deficit)
For the Period December 14, 1999 (inception) to December 31, 2001.  21

Statements of Cash Flows, For the Year Ended
December 31, 2001 and December 31, 2000 and for the Period
December 14, 1999 (inception) Through December 31, 2001. . . . . .  22

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .  23

                         REPORT OF INDEPENDENT AUDITORS



Shareholders  and  Board  of  Directors
Sports  Tack,  Inc.

     We have audited the accompanying balance sheet of Sports Tack, Inc. (a Development Stage Company) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000, and the period December 14, 1999 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurances about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sports Tack, Inc. (a Development Stage Company) as of December 31, 2001, and the results of its operations, and its cash flows for the years ended December 31, 2001 and 2000 and the period December 14, 1999 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Stark  Winter  Schenkein  &  Co.,  LLP
-------------------------------------------
Stark  Winter

Denver,  Colorado
May  1,  2002



                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2001



                                  ASSETS
CURRENT ASSETS
  Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $  8,893
  Notes receivable - related party. . . . . . . . . . .    13,000
  Interest receivable - related party . . . . . . . . .     1,080
                                                          --------
      Total current assets. . . . . . . . . . . . . . .    22,973
                                                          --------

Patent. . . . . . . . . . . . . . . . . . . . . . . .      13,864
                                                          --------

                                                         $ 36,837
                                                         =========


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - related party. . . . . . . . . . .  $  4,000
                                                         ---------
      Total current liabilities . . . . . . . . . . . .     4,000
                                                         ---------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 25,000,000 shares
    authorized, 1,150,000 shares issued and outstanding     1,150
  Additional paid-in capital. . . . . . . . . . . . . .    41,810
  (Deficit) accumulated during the development stage. .   (10,123)
                                                         ---------
      Total stockholders' equity. . . . . . . . . . . .    32,837
                                                         ---------

                                                         $ 36,837
                                                         =========


 The notes to the financial statements are an integral part of these statements


                                              SPORTS  TACK,  INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                             STATEMENTS OF OPERATIONS

                                                                                            For the Period
                                                 For the Year Ended    For the Year Ended   December 14, 1999 (inception)
                                                 December 31, 2001     December 31, 2000    Through December 31, 2001
                                                -------------------   --------------------  ------------------------------

 Revenues. . . . . . . . . . . . . . . . . . .  $                 -   $                 -   $                           -
                                                -------------------   --------------------  ------------------------------

 General and administrative expenses . . . . .                6,954                 3,649                          11,203
                                                -------------------   --------------------  ------------------------------


(Loss) from operations . . . . . . . . . . . .               (6,954)               (3,649)                        (11,203)

Interest income. . . . . . . . . . . . . . . .                1,080                     -                           1,080
                                                -------------------   --------------------  ------------------------------

Net (loss) . . . . . . . . . . . . . . . . . .  $            (5,874)  $            (3,649)  $                     (10,123)
                                               =====================  ====================  ==============================


Per share information:

 Weighted average common shares outstanding -
        Basic and diluted. . . . . . . . . . .            1,150,000               815,753                         978,802
                                               =====================  ====================  ==============================

Net (loss) per common share. . . . . . . . . .  $             (0.01)  $             (0.00)  $                       (0.01)
                                               =====================  ====================  ==============================


 The notes to the financial statements are an integral part of these statements


                                                        SPORTS  TACK,  INC.
                                                (A  DEVELOPMENT  STAGE  COMPANY)
                                              STATEMENT  OF  STOCKHOLDERS'  EQUITY
                             FOR  THE  PERIOD  DECEMBER  14,  1999  (INCEPTION)  TO  DECEMBER  31,  2001

                                                                                                  (Deficit)
                                                                                                 Accumulated
                                                            Number of               Additional    During the     Total
                                                            Common       Common      Paid-In     Development    Stockholder's
                                                            Shares       Stock       Capital        Stage        Equity
                                                        --------------  ----------  -----------  -------------  --------------

Balance December 14, 1999 (inception) . . . . . . . . .  $           -  $        -  $         -  $          -   $            -

     Issuance of stock in exchange for patent rights
          at $0.025 per share . . . . . . . . . . . . .        500,000         500       12,460             -           12,960

     Issuance of stock for cash at $0.04 per share. . .        250,000         250        9,750             -           10,000

     Net (loss) for the period ended December 31, 1999.              -           -            -          (600)            (600)
                                                        --------------  ----------  -----------  -------------  ---------------

Balance, December 31, 1999. . . . . . . . . . . . . . .        750,000         750       22,210          (600)          22,360

     Issuance of stock for cash at $0.05 per share. . .        400,000         400       19,600             -           20,000

     Net (loss) for the year. . . . . . . . . . . . . .              -           -            -        (3,649)          (3,649)
                                                        --------------  ----------  -----------  -------------  ---------------

Balance, December 31, 2000. . . . . . . . . . . . . . .      1,150,000       1,150       41,810        (4,249)          38,711

     Net (loss) for the year. . . . . . . . . . . . . .              -           -            -        (5,874)          (5,874)
                                                        --------------  ----------  -----------  -------------  ---------------

Balance, December 31, 2001. . . . . . . . . . . . . . .      1,150,000  $    1,150  $    41,810  $    (10,123)  $       32,837
                                                         =============  ==========  ===========  =============  ===============


 The notes to the financial statements are an integral part of these statements


                                                SPORTS TACK, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENTS OF CASH FLOWS

                                                                                                         For  the  Period
                                                         For the Year Ended   For the Year Ended   December 14, 1999 (inception)
                                                         December 31, 2001    December 31, 2000    Through December 31, 2001
                                                         -------------------  -------------------  ---------------------------
OPERATING ACTIVITIES. . . . . . . . . . . . . . . . . .  $           (5,874)  $           (3,649)                     (10,123)
     Net (loss)
     Adjustments to reconcile net (loss) to net cash
        (used in) operating activities:
     Changes in:
         Interest receivable - related party. . . . . .              (1,080)                   -                       (1,080)
          Accounts payable - related party. . . . . . .               4,000                 (600)                       4,000
                                                         -------------------  -------------------  ---------------------------
              Net cash (used in) operating activities .              (2,954)              (4,249)                      (7,203)
                                                         -------------------  -------------------  ---------------------------
INVESTING ACTIVITIES
Increase in patent. . . . . . . . . . . . . . . . . . .                (904)                   -                         (904)
Advances on note receivable - related party . . . . . .              (8,000)              (5,000)                     (13,000)
                                                         -------------------  -------------------  ---------------------------
             Net cash (used in) investing activities. .              (8,904)              (5,000)                     (13,904)
                                                         -------------------  -------------------  ---------------------------
FINANCING ACTIVITIES
Proceeds from stock issuance. . . . . . . . . . . . . .                   -               20,000                       30,000
                                                         -------------------  -------------------  ---------------------------
             Net cash provided by financing activities.                   -               20,000                       30,000
                                                         -------------------  -------------------  ---------------------------
             Net increase (decrease) in cash. . . . . .             (11,858)              10,751                        8,893
CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . .              20,751               10,000                            -
                                                         -------------------  -------------------  ---------------------------
CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .  $            8,893   $           20,751   $                    8,893
                                                         ===================  ===================  ===========================
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash for paid for:
       Interest . . . . . . . . . . . . . . . . . . . .  $                -   $                -   $                        -
                                                         ===================  ===================  ===========================
       Income taxes . . . . . . . . . . . . . . . . . .  $                -   $                -   $                        -
                                                         ===================  ===================  ===========================
SUPPLEMENTAL DISCLOSURE OF
   NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of 500,000 shares of common stock in
 exchange for patent. . . . . . . . . . . . . . . . . .  $                -   $                -   $                   12,960
                                                         ===================  ===================  ===========================

 The notes to the financial statements are an integral part of these statements

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION

Sports Tack, Inc. (the "Company") is a Nevada corporation that has been in the development stage since its inception on December 14, 1999. The Company is involved in the development and design of bindings used to attach boots to snowboard, wakeboard, and kiteboard devices. The Company will license the rights to manufacture their products in exchange for a royalty.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

CASH  AND  CASH  EQUIVALENTS

For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

REVENUE  RECOGNITION

The Company will recognize royalty revenue upon the sale by the licensee of a product utilizing the Company's technology, as evidenced by a patent. For licenses with minimum royalty requirements the Company will recognize any shortfall in royalty revenue at the end of the respective season.

AMORTIZATION

The cost of the patent has not been amortized since its acquisition on December 17, 1999. The Company will begin amortizing the patent once revenues have been recognized from licensing agreements. In the event that the Company determines that it will not generate revenues from the patented products it will charge the unamortized cost to operations at the time the determination is made.

STOCK-BASED  COMPENSATION

The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation". The Company has issued its common stock as compensation to non-employees. The Company measures the amount of stock-based compensation as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of shares to be issued for performance, or (2) the date at which the non-employees performance is complete.

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

Stock-based compensation is measured by either the fair market value of the stock issued or the fair market value of the asset received, which ever is more readily determinable. Because the stock does not currently have a market, the Company valued the compensation at the fair market value of the asset received.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company periodically reviews the carrying amount of its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. As of December 31, 2001 there were no such impairments.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, notes receivable, interest receivable and accounts payable. Fair values were assumed to approximate carrying values for payables because they are short term in nature and their carrying amounts approximate fair values.

NET  (LOSS)  PER  COMMON  SHARE

The Company follows SFAS 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

SEGMENT  INFORMATION

The Company follows SFAS 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NEW  ACCOUNTING  PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Intangible Assets". SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the its financial statements.

In July 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has generated recurring losses, aggregating $5,874 and $3,649 in 2001 and 2000, respectively, and is reliant on raising capital in order to initiate its business plan.

The Company is seeking equity capital through the sale of common stock. The Company plans to file a Registration Statement during 2002. However, the Company has no commitment from any party to provide additional capital and there is no assurance that such funding will be available when needed, or if available, that its terms will be favorable or acceptable to the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE  3  -  NOTES  RECEIVABLE  -  RELATED  PARTY

As of December 31, 2001 the Company has advanced an aggregate of $13,000 to a director of the Company as evidenced by notes carrying an interest rate of 12%. The notes and all related interest $1,080 were repaid subsequent to year-end.

NOTE  4  -  PATENT

The President of the Company has assigned a patent and all associated rights to the Company in exchange for 500,000 shares of common stock valued at $12,960 and a 5% royalty on gross sales. The "Quick Attachment / Release Binding" (the Patent) relates to a binding device which is used in snowboarding, wakeboarding, and kiteboarding activities. The patent expires during February 2017.

NOTE  5  -  INCOME  TAXES

The Company has no income tax expense or benefit for all periods presented as the Company has incurred net operating losses since inception and has recognized valuation allowances for all deferred tax assets.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

          Federal statutory income tax rate          34.00 %
            Valuation allowance                     (34.00)%
                                                    --------
                                                         - %
                                                    ========

The Company is domiciled in the State of Nevada, which does not levy a corporate income tax.

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets consisted of the following:


  Deferred tax assets
    Net operating loss carryforward  $              3,400

  Less valuation allowance. . . . .                (3,400)
                                     ---------------------

  Net deferred tax. . . . . . . . .  $                  -
                                     =====================

The change in the deferred tax asset valuation allowance for the year ended December 31, 2001 was $2,000.

At December 31, 2001, the Company has a net operating loss carryforward of approximately $10,000 which expires through 2021.

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE  6  -  STOCKHOLDERS'  EQUITY

On December 17, 1999, the Board of Directors approved the issuance of 500,000 shares of common stock to the President of the Company in exchange for the rights associated with the Patent. These shares were valued at the cost the President incurred to develop and file the patent, which is the Company's estimate of the fair market value of the patent at the date the agreement was reached.

On December 17, 1999, the Board of Directors approved the issuance of 250,000 shares of common stock to an officer of the Company for cash aggregating $10,000.

On November 22, 2000, the Company issued 400,000 shares of common stock to various investors for cash aggregating $20,000.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

The Company has incurred expenses for consulting services provided by a director of the Company as follows:

     -    $600 for the period December 14, 1999 (inception) through December 31,
          1999
     -    $2,400  for  the  year  ended  December  31,  2000
     - $5,000 for the year ended December 31, 2001, $4,000 of which is included in accounts payable - related party at December 31, 2001.

NOTE  8  -  LICENSE  AGREEMENT

On April 22, 2001, the Company entered into a License Agreement (the Agreement) through which the Company granted an exclusive license to manufacture, sell, use, and promote the Company's patent technology in the two market areas of wakeboarding and kiteboarding.

The Company is entitled to $5 for each unit sold under the license. The Company is guaranteed a minimum royalty of $3,000 and $4,000 for the 2002 and 2003 seasons, respectively. The agreement expires on September 22, 2003 but may be renewed at the Company's discretion for up to four consecutive two-year periods under the same terms and conditions. There were no revenues generated under this license for the year ended December 31, 2001.


                     Index to Unaudited Financial Statements

                                SPORTS TACK, INC.
                          (A Development Stage Company)


Balance Sheet, March 31, 2002 and 2001 (unaudited). . . . . . . . .  29

Statements of Operations for the Three Months Ended March 31, 2002
And 2001 and For the Period December 14, 1999 (inception) Through
March 31, 2002 (unaudited). . . . . . . . . . . . . . . . . . . . .  30

Statements of Cash Flows for the Three Months Ended March 31, 2002
And 2001 and For the Period December 14, 1999 (inception) Through
March 31, 2002 (unaudited). . . . . . . . . . . . . . . . . . . . .  31

Notes to Unaudited Financial Statements . . . . . . . . . . . . . .  32


                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                        March 31,
                                                    2002        2001
                                                 -----------  --------

                                     ASSETS

Cash. . . . . . . . . . . . . . . . . . . . . .      11,463   $18,948
Notes receivable - related party. . . . . . . .           -     5,000
Interest receivable - related party . . . . . .           -       136
        Total current assets. . . . . . . . . .      11,463    24,084

Patents . . . . . . . . . . . . . . . . . . . .      13,864    12,960
                                                 -----------  --------

     Total Assets . . . . . . . . . . . . . . .  $   25,327   $37,044
                                                 ===========  ========


                       LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable. . . . . . . . . . . . . . . .  $    4,000   $     -
                                                 -----------  --------

     Total Current Liabilities. . . . . . . . .       4,000         -
                                                 -----------  --------

Stockholders' Equity
          Common stock, authorized 25,000,000
          shares at $.001 par value, issued and
          outstanding 1,150,000 shares. . . . .       1,150     1,150
          Additional paid-in capital. . . . . .      41,810    41,810
          (Deficit) accumulated during the
          development stage . . . . . . . . . .     (21,633)   (5,916)
                                                 -----------  --------
  Total Stockholders' Equity. . . . . . . . . .      21,327    37,044
                                                 -----------  --------

     Total Liabilities and Stockholders' Equity  $   25,327   $37,044
                                                 ===========  ========

 The notes to the financial statements are an integral part of these statements


                                           SPORTS TACK, INC.
                                     (A DEVELOPMENT STAGE COMPANY)
                                         STATEMENTS OF OPERATIONS
                                              (UNAUDITED)

                                                                              For  the  period
                                           Three months ended March 31,  December 14, 1999 (inception)
                                                  2002         2001         Through March 31, 2002
                                               -----------  -----------  -------------------------
Revenues. . . . . . . . . . . . . . . . . . .  $        -   $        -   $                     -
                                               -----------  -----------  ------------------------

General and administrative expenses . . . . .      11,643        1,803                    22,846
                                               -----------  -----------  ------------------------

(Loss) from operations. . . . . . . . . . . .     (11,643)      (1,803)                  (22,846)

Other income
      Interest income . . . . . . . . . . . .         133          136                     1,213
                                               -----------  -----------  ------------------------

Net income (loss) . . . . . . . . . . . . . .  $  (11,510)  $   (1,667)  $               (21,633)
                                               ===========  ===========  ========================

Per share information:

Weighted average common shares outstanding -
        Basic and diluted . . . . . . . . . .   1,150,000    1,150,000                   992,857
                                               ===========  ===========  ========================

Net (loss) per common share . . . . . . . . .  $    (0.01)  $    (0.00)  $                 (0.02)
                                               ===========  ===========  ========================

 The notes to the financial statements are an integral part of these statements


                                                    SPORTS  TACK,  INC.
                                            (A  DEVELOPMENT  STAGE  COMPANY)
                                               STATEMENTS  OF  CASH  FLOWS
                                                        (UNAUDITED)

                                                              Three  months  ended       For  the  period
                                                                    March  31,       December 14, 1999 (inception)
                                                                  2002       2001        Through March 31, 2002
                                                                ---------  --------  ------------------------
NET CASH USED IN OPERATING ACTIVITIES. . . . . . . . . . . . .  $(10,430)  $(1,803)  $               (17,633)
                                                                ---------  --------  ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances on note receivable - related party. . . . . . . . .         -         -                   (13,000)
  Payments on note receivable - related party. . . . . . . . .    13,000         -                    13,000
  Increase in patent . . . . . . . . . . . . . . . . . . . . .         -         -                      (904)
                                                                ---------  --------  ------------------------
           Net cash provided by (used in) investing activities    13,000         -                      (904)
                                                                ---------  --------  ------------------------

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from stock issuance . . . . . . . . . . . . . . . . .         -         -                    30,000
                                                                ---------  --------  ------------------------
           Net cash provided by (used in) investing activities         -         -                    30,000
                                                                ---------  --------  ------------------------


          NET INCREASE (DECREASE) IN CASH. . . . . . . . . . .     2,570    (1,803)                   11,463

CASH AT BEGINNING OF PERIOD. . . . . . . . . . . . . . . . . .     8,893    20,751                         -
                                                                ---------  --------  ------------------------

CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . . . .  $ 11,463   $18,948   $                11,463
                                                               ==========  ========  ========================


 The notes to the financial statements are an integral part of these statements

                                SPORTS TACK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2002
                                   (UNAUDITED)


NOTE  1.  BASIS  OF  PRESENTATION
---------------------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the financial statements and notes thereto as of and for the year ending December 31, 2001, included in the Company's Form SB-2 dated June 7, 2002.

NOTE  2:  EARNINGS  PER  SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

================================================================================


                                 $50,000 MINIMUM

                                $150,000 MAXIMUM



                                SPORTS TACK, INC.



                             750,000 SHARES MINIMUM
                            1,500,000 SHARES MAXIMUM
                                  COMMON STOCK
                                $.001 PAR VALUE





                              ---------------------
                                   PROSPECTUS
                              ---------------------









                                  JUNE 13, 2002

================================================================================
================================================================================
Until August __, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . .   3
Forward-Looking Statements . . . . . . . . . .   5
Dilution and Comparative Data. . . . . . . . .   6
Use of Proceeds. . . . . . . . . . . . . . . .   7
Determination of Offering Price. . . . . . . .   8
Description of Business. . . . . . . . . . . .   8
Plan of Operation. . . . . . . . . . . . . . .  10
Management . . . . . . . . . . . . . . . . . .  11
Compensation . . . . . . . . . . . . . . . . .  11
Certain Relationships and Related Transactions  12
Principal Stockholders . . . . . . . . . . . .  12
Description of the Securities. . . . . . . . .  13
Shares Available for Future Sale . . . . . . .  14
Market for Common Stock. . . . . . . . . . . .  14
Plan of Distribution . . . . . . . . . . . . .  15
Legal Matters. . . . . . . . . . . . . . . . .  15
Experts. . . . . . . . . . . . . . . . . . . .  15
Additional Information . . . . . . . . . . . .  16
Index to Financial Statements. . . . . . . . .  17

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Sports Tack. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and
             ---------
Exchange  Commission.


Securities and Exchange Commission Filing Fee  $    13.80
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   12,000.00
Accounting Fees and Expenses. . . . . . . . .    6,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      486.20
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On December 17, 1999, we issued 250,000 shares of common stock to Mr. Farran in exchange for $10,000 initial working capital. We also issued 250,000 shares of common stock to Mr. Johnson in exchange for patent rights valued at $12,960 which value was based on actual costs incurred in obtaining the patents. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On November 22, 2000, we sold 400,000 shares of common stock for a total of $20,000 to four individuals. The proceeds were used to develop our product and for working capital. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

ITEM  27.  EXHIBITS.


EXHIBITS.

SEC Ref. No.  Title of Document                               Location
         3.1    Articles of Incorporation. . . . . . . . . .  Attached
         3.2    By-laws. . . . . . . . . . . . . . . . . . .  Attached
         5.1    Legal Opinion included in Exhibit 23.1 . . .  Attached
        10.1    Promissory Note  June 8, 2001. . . . . . . .  Attached
        10.2    Promissory Note June 27, 2001. . . . . . . .  Attached
        10.3    License Agreement. . . . . . . . . . . . . .  Attached
        10.4    Assignment of Patent and Royalty Agreement .  Attached
        23.1    Consent of Cletha A. Walstrand, PC . . . . .  Attached
        23.2    Consent of Stark Winter Schenkein & Co., LLP  Attached
        99.1    Subscription Agreement . . . . . . . . . . .  Attached
        99.2    Escrow Agreement . . . . . . . . . . . . . .  Attached

ITEM  28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Sports Tack in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Sports Tack, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Torrance, State of California, on June 7, 2002.

                                                         Sports  Tack,  Inc.


Dated:  June  7,  2002                              By:  /s/  Gary E. Johnson
                                                         --------------------
                                                         Gary  E.  Johnson
                                                         President


Dated:  June  7,  2002                              By:  /s/  Ann  L. Johnson
                                                         --------------------
                                                         Ann  L.  Johnson
                                                         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.



/s/  Gary  E.  Johnson
-------------------------
Gary  E.  Johnson,  President  and  Director          Date:  June  7,  2002



/s/  Ann  L.  Johnson
-------------------------
Ann L. Johnson, Treasurer, Secretary and Director     Date:  June  7,  2002



/s/  Kim  Farran
-------------------------
Kim  Farran,  Vice  President  and  Director          Date:  June  7,  2002